Exhibit 10.65

AMENDMENT NO. 2 TO

SECURITIES PURCHASE AGREEMENT

AND WAIVER

THIS AMENDMENT NO. 2 TO SECURITIES PURCHASE AGREEMENT AND WAIVER (this “Amendment”), is made effective as of June 27, 2008 by and among Averion International Corp., a Delaware corporation (the “Company”), ComVest Investment Partners II, LLC, a Delaware limited liability company (“ComVest”), Cumulus Investors, LLC, a Nevada limited liability company (“Cumulus”), Dr. Philip T. Lavin (“Lavin”), Gene Resnick, M.D. (“Resnick”), MicroCapital Fund, Ltd., a Cayman-domiciled investment corporation (“MicroCap Ltd.”), and MicroCapital Fund LP, a Delaware limited partnership (“MicroCap LP”).  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement (defined below).

WHEREAS, the Company, on the one hand, and ComVest, Cumulus, Lavin, Resnick, MicroCap Ltd and MicroCap LP (collectively, the “Buyers”), on the other hand, are parties to that certain Securities Purchase Agreement, dated as of October 31, 2007, as amended (the “Agreement”);

WHEREAS, the Company, on the one hand, and ComVest and Cumulus (collectively, the “Current Buyers”), are entering into that certain Securities Purchase Agreement, dated as of the date hereof (the “Current Agreement”); and

WHEREAS, entering into this Amendment is a condition to the Company and the Current Buyers entering into the Current Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             Future Financing.  The Buyers hereby agree to waive all notice provisions and any right or option they may have to participate, pursuant to Section 4(t) of the Agreement, in the financing provided under the Current Agreement and the transactions contemplated thereby.  The Buyers hereby consent to the consummation of the transactions contemplated by the Current Agreement.

2.             Permitted Liens.  The definition of Permitted Liens in the Agreement is hereby amended by adding the following clause at the end:

“(viii)     Liens created by the Current Agreement and the Security Agreement (as defined in the Current Agreement).”

3.             Indebtedness.  Section 5(g) of the Agreement is hereby amended by deleting the word “and” after clause (v), inserting an “and” after clause (vii) and adding the following clause at the end:

“(viii)     Indebtedness of the Company and its Subsidiaries issuable pursuant to the Current Agreement and the Guaranty (as defined in the Current Agreement).”

4.             Affiliate Transactions.  Section 5(k) of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“(k)         Affiliate Transactions.  From the date of this Agreement until the first date following the Initial Closing Date on which no Notes are outstanding and the Security Agreement has terminated, the Company shall not and shall cause each of its Subsidiaries not to, enter into, amend, modify or supplement any transaction, contract, agreement, instrument, commitment, understanding or other arrangement with any Related Party, except for (i) the transactions contemplated by the Current Agreement and (ii) customary employment arrangements, benefit programs and intercompany arrangements, on reasonable terms, that are not otherwise prohibited by this Agreement.”

5.             Subsidiaries.  The definition of Subsidiary set forth on the Appendix to the Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

““Subsidiary” means, as to any Person, any other Person of which fifty percent (50%) or more of the outstanding voting securities or other equity interests are owned, directly or indirectly, by such Person;”

provided, however, that this amendment of the definition of Subsidiary is not intended to, and does not, in any way effect the representations or warranties set forth in Section 3 of the Agreement which were made as of the date of the Agreement and the Closing Date and with reference to the definition of “Subsidiary” as of those dates.

6.             Effect of this Amendment.  Except as expressly set forth herein, no other amendments, changes or modifications to the Agreement are intended or implied and in all other respects the Agreement is hereby specifically ratified and confirmed by all parties.  All references to the Agreement in any other document, instrument, agreement or writing shall be deemed to refer to the Agreement as amended hereby.

7.             Miscellaneous.

(a)           This Amendment shall be binding upon and inure to the benefit of the Company and the Buyers and their respective successors and assigns.

(b)           This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York, without regard to conflict of laws principles.

(c)           This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and together shall constitute one document.  The headings listed herein are for convenience only.  This Amendment may be executed and transmitted via facsimile or electronic transmission in PDF form with the same validity as if it were an ink-signed document.

IN WITNESS WHEREOF, the Company and the Buyers have caused this Amendment No. 2 to Securities Purchase Agreement and Waiver to be duly executed as of the date first written above.

COMPANY:

AVERION INTERNATIONAL CORP.

By:	/s/ Lawrence R. Hoffman
Name:	Lawrence R. Hoffman
Title:	Chief Financial Officer

BUYERS:

COMVEST INVESTMENT PARTNERS II, LLC

By:	ComVest II Partners, LLC, as Managing Member

By:	/s/ Cecilio M. Rodriguez
Name:	Cecilio M Rodriguez
Title:	Chief Financial Officer

CUMULUS INVESTORS, LLC

By:	/s/ Nader J. Kazeminy
Name:	Nader J. Kazeminy
Title:	Chairman and President

/s/ Philip T. Lavin, Ph.D.
Philip T. Lavin, Ph.D., in his individual capacity

[Signature Page to Amendment No. 2 To Securities Purchase Agreement and Waiver]

/s/ Dr. Gene Resnick
Dr. Gene Resnick, in his individual capacity

MICROCAPITAL FUND, LTD.

By:	/s/ John Ivanoc
Name:	John Ivanoc
Title:	Director

MICROCAPITAL FUND, LP

By:	/s/ John Ivanoc
Name:	John Ivanoc
Title:	Vice President

[Signature Page to Amendment No. 2 To Securities Purchase Agreement and Waiver]